Exhibit 99.1

Dice Holdings, Inc. Acquires AllHealthcareJobs.com

Acquisition Provides Attractive Entry into Online Healthcare Recruiting Services

NEW YORK, NY, June 11, 2009– Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today announced it has completed the purchase of substantially all of the assets of AllHealthcareJobs.com, a leading online career site dedicated to matching healthcare professionals with available career opportunities.

“Today, Dice gains a successful career site in healthcare, an important industry sector facing long-term shortages of experienced professionals in critical areas. We are confident that we can further drive AllHealthcareJobs.com growth through our expertise in building communities and serving customers,” said Scot Melland, Chairman, President & CEO of Dice Holdings, Inc. “Through this acquisition, we continue to execute our strategic plan which includes pursuing growth opportunities in new verticals.”

“We are elated and proud to be joining the highly respected Dice team,” noted Phil Morris, co-founder and President of AllHealthcareJobs.com. “Being a relatively small but growing site, this partnership makes eminent sense. It allows us to leverage Dice’s know-how and established resources to match even more healthcare professionals with the best job opportunities.”

Launched in late 2006 and known for its unique search engine, AllHealthcareJobs.com allows hiring managers and recruiters to quickly locate and recruit highly-qualified healthcare professionals in more than 500 available job specialties across the industry.

More than 50 percent of AllHealthcareJobs.com candidates have at least five years experience in the industry and encompass a wide range of healthcare fields such as nursing, allied health, laboratory, pharmacy and medicine.

The purchase price consists of initial consideration of $2.8 million in cash and the issuance of 205,000 shares (with some restrictions). Additional consideration to a maximum of $1.0 million in cash is payable upon the achievement of certain operating and financial goals over the next two years.

Presentation & Webcast

Mr. Melland and Michael Durney, SVP, Finance & CFO will present today at the William Blair 29th Annual Growth Stock Conference in Chicago, Illinois. The presentation will begin at 10:00 a.m. Central time/11:00 a.m. Eastern time and will include additional information about the AllHealthcareJobs.com acquisition.

The presentation will be webcast live on the investor relations section of the Company's website at www.diceholdingsinc.com. The webcast features an “Ask a Question” button which will route investor questions via email to the conference from the webcast audience.

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, accounting and finance, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 18 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investors:

Dice Holdings, Inc.

Jennifer Bewley, 212-448-4181

ir@dice.com

Media:

Makovsky + Company

Kona Luseni, 212-508-9684

kluseni@makovsky.com

Jonathan Blank, 212-508-9615

jblank@makovsky.com